Exhibit 10.1

PROMISSORY NOTE

$250,000.00	St. Charles, Illinois	August 10, 2005

FOR VALUE RECEIVED, the undersigned, UNIVERSAL FOOD & BEVERAGE COMPANY ("Maker"), hereby promises to pay to the order of DNEV, LLC ("Payee") at 122 W Washington Ave., 6th Floor, Madison, Wisconsin 53703, the principal sum of Two Hundred and Fifty Thousand and No/100s Dollars ($250,000.00) in lawful money of the United States of America.

Principal shall be due and payable on November 9, 2005.

The Maker hereof reserves the right to prepay this Note in any amount prior to maturity without penalty.

Principal due herein shall bear interest at six percent (6%) per annum payable at maturity.

At Payee’s option the interest and principle due at any point on this note may be converted, in whole or in part, to common stock in the Maker at the conversion rate of one share of stock for every $1.75 due.

After November 9, 2005 principal due hereunder shall bear interest at the highest rate permitted by applicable law or if no such maximum rate is established by applicable law, then at a rate which is five percent (5%) per annum in excess of the interest rate charged under this Note.

The undersigned, and each surety, endorser and guarantor hereof, jointly and severally waive diligence, presentment, protest and demand and also notice of protest, default, demand, dishonor, acceleration, intent to accelerate, and nonpayment of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time without notice, and consent to the acceptance of further security or the release of any security for this Note, all without in any way affecting the liability of the undersigned and any endorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the holder hereof with any person now or hereafter liable for the payment of this Note, shall affect the original liability under this Note of the undersigned, even if the undersigned is not a party to such agreement.

This Note is secured by the Undersigned Corporation..

Upon the happening an occurrence of a default in the payment of principal or interest under this Note when due, or the failure of Maker to observe or perform any other covenant contained herein or in any document or instrument evidencing or securing the indebtedness evidenced hereby, the holder may, at its option, declare immediately due and payable the entire principal sum together with all interest accrued and owing thereon, plus any other sums payable at the time of such declaration pursuant to this Note and any other instrument securing this Note.

The failure to exercise any of the foregoing options in the preceding paragraph upon the happening of one or more of the foregoing events shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of payment hereunder which is less than payment in full of all amount due and payable at the time of such payment, and shall not constitute a waiver of the right to exercise any of the foregoing options at the time or at any subsequent time or nullify any prior exercise of any such option without the express written consent of the holder hereof, except as and to the extent otherwise provided by law.

It is the intent of the Payee of this Note and the undersigned in the execution of this Note and all other instruments now or hereafter securing this Note, to contract in strict compliance with any applicable usury laws. In furtherance thereof, the said Payee and the undersigned stipulate and agree that none of the terms and provisions contained in this Note or any other instrument executed in connection herewith shall ever be construed to create a contract to pay for the use, forbearance or detention of money at a rate in excess of the maximum interest rate permitted to be charged by applicable law. Neither the undersigned nor any Guarantors, endorsers or other parties hereafter becoming liable for the payment of this Note shall ever be required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law and the provisions of this paragraph shall control over all other provisions of this Note and other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. If the maturity of this Note shall be accelerated for any reason or if the principal of this Note is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the loan evidenced by this Note exceeds the applicable maximum lawful rate, the Holder of this Note shall refund to the undersigned the amount of such excess, or shall credit the amount of such excess against the principal balance of this Note then outstanding. In the event that said Payee or any other holder of this Note shall collect monies which are deemed to constitute interest which would increase the effective interest rate of this Note to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the lawful rate shall, upon such determination, at the option of the Holder of this Note, be immediately returned to the undersigned or credited against the principal balance of this Note then outstanding. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

If this Note is not paid when due, whether at maturity or by acceleration, or if it is collected through bankruptcy, probate, or other legal proceedings, whether before or after maturity, Maker agrees to pay all costs of collection, including, but not limited to, reasonable attorney's fees, incurred by the holder hereof.

This Note shall be governed by and construed in accordance with the laws of the State of Illinois and the laws of the United States applicable to transactions in the State of Illinois.

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

By:	Universal Food & Beverage Company

By:	/s/ Duane Martin
Duane Martin, CEO